UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________

FORM 8-K

____________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 18, 2022

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SILK ROAD MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

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Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1213 Innsbruck Drive

Sunnyvale, California 94089

(Address of principal executive office) (Zip Code)

(408) 720-9002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.      Entry into a Material Definitive Agreement.

On October 18, 2022, Silk Road Medical, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in Schedule 1 thereto (the “Underwriters”), relating to an underwritten public offering by the Company of 2,325,582 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price to the public of $43.00 per share (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable within 30 days from the date of the Underwriting Agreement, to purchase up to an additional 348,837 shares of Common Stock (the “Option Shares”). The Shares were delivered against payment therefor on October 21, 2022.

The Shares were sold pursuant to a registration statement on Form S-3/ASR (File No. 333-238007) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 5, 2020, a prospectus included in the Registration Statement, and a preliminary prospectus supplement and final prospectus supplement, filed with the SEC on October 18, 2022 and October 20, 2022, respectively.

The Company received net proceeds from the sale of the Shares of approximately $94.5 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of the Offering to expand its sales force and operations, increase its research and development activities, conduct or sponsor clinical studies and trials, lease new facilities, expand internationally, and to provide for working capital and other general corporate purposes. The Company may use a portion of the net proceeds to repay debt or acquire complimentary products, technologies, intellectual property or businesses. However, the Company currently does not have any agreements or commitments to complete any such transactions and are not involved in negotiations regarding such transactions.

The Underwriting Agreement contains customary representations, warranties, covenants, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and other obligations of the parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, pursuant to the terms of the Underwriting Agreement, the Company’s executive officers and directors have entered into “lock-up” agreements with the Underwriters, which generally prohibit the sale, transfer or other disposition of securities of the Company for a 90-day period from the date of the Underwriting Agreement, subject to certain exceptions.

A copy of the legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the validity of the Shares issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated October 18, 2022, by and among Silk Road Medical, Inc. and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named therein.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation regarding the validity of the Shares.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: October 21, 2022	By:	/s/ Lucas W. Buchanan
Lucas W. Buchanan
Chief Financial Officer and Chief Operating Officer